                                   EXHIBIT 99


                                 PRESS RELEASE

July 29, 1999

Contact:  James E. Abel, (610) 774-5987



PP&L Transition Bond Company LLC to Issue $2.42 Billion of Transition Bonds
---------------------------------------------------------------------------

          ALLENTOWN, Pa.---PP&L Transition Bond Company LLC agreed today (7/29) to sell $2.42 billion of transition bonds in eight different classes, carrying expected average lives ranging from 1 year up to 8.7 years. PP&L Transition Bond Company is a wholly owned subsidiary of PP&L, Inc., which is the major subsidiary of PP&L Resources, Inc. (NYSE: PPL). The sale will securitize a portion of PP&L, Inc.'s competition-related transition costs in connection with the deregulation of the generation portion of Pennsylvania's electric utility industry.

          "Issuance of these bonds, coupled with related financing transactions, will create savings that improve earnings for our shareowners and result in lower rates for PP&L, Inc.'s customers," said John R. Biggar, PP&L Resources senior vice president and chief financial officer.

          Biggar went on to add, "We have taken a number of important steps in recent months that maximize the benefits of this transaction for both our shareowners and our customers. These steps include previously executed transactions that will permit the repurchase of 14 million shares of PP&L Resources common stock concurrent with the closing on the transition bonds. We have also entered into a series of interest rate hedges over the last five months that will result in an effective average interest rate on the transition bonds that is significantly below current market rates." Biggar added, "PP&L is currently offering to repurchase about $1.7 billion of its highest coupon debt securities using the proceeds from securitization to fund these repurchases.

          "As a result of these transactions, we expect to see an increase of about 5 cents per share in year 2000 earnings over the previous forecast of $2.40 per share, and an increase of

10 cents per share in year 2001 earnings over the previous forecast of $2.60 per share," Biggar said.

          Savings from securitization are expected to reduce PP&L customer bills by an average of about 1 percent through Dec. 31, 2008. The actual reduction will vary year by year in that period and also by customer class and level of use.

          This reduction will apply to all of PP&L, Inc.'s retail delivery customers, whether they buy their generation supply from PP&L, Inc. or from another company.

          The specific classes, principal amounts of the transition bonds, average lives, coupon rates, prices and yields are as follows:

                        PP&L Transition Bond Company Bonds
---------------------------------------------------------------------------
Class       Principal Amount       Average      Coupon     Price     Yield
              ($ millions)      Life (years)     Rate
---------------------------------------------------------------------------

  A1              293               1.0         6.08%     99.9927    6.125%

  A2              178               2.0         6.41%     99.9821    6.466%

  A3              303               3.0         6.60%     99.9992    6.651%

  A4              201               4.0         6.72%     99.9947    6.775%

  A5              313               5.0         6.83%     99.9659    6.894%

  A6              223               6.0         6.96%     99.9820    7.022%

  A7              455               7.2         7.05%     99.9949    7.111%

  A8              454               8.7         7.15%     99.9941    7.213%
---------------------------------------------------------------------------

          The sale is the fifth largest such transaction involving transition cost asset-backed bonds to date in the United States.

          All of the transition bonds are being sold to a syndicate of underwriters managed by Morgan Stanley Dean Witter and consisting of Morgan Stanley Dean Witter; Credit Suisse First Boston; Merrill Lynch & Co.; Salomon Smith Barney; Banc One Capital Markets, Inc.; Chase Securities Inc.; First Union Capital Markets Corp.; Mellon Financial Markets, Inc.; Janney Montgomery Scott Inc.; and Pryor, McClendon, Counts & Co., Inc.

          The transition bonds are expected to be rated AAA by Standard & Poor's Rating Group and Fitch IBCA and Aaa by Moody's Investor Service.

          In a series of orders issued by the Pennsylvania Public Utility Commission, PP&L, Inc. was granted the right to securitize up to $2.85 billion of a total of $2.97 billion of transition costs approved for recovery.

            PP&L Resources, Inc. is a Fortune 500 company based in Allentown, Pa. The PP&L Resources family of companies includes PP&L, Inc., which delivers electricity to

1.3 million customers in eastern and central Pennsylvania, generates electricity, and markets wholesale energy in the United States and in Canada; PP&L EnergyPlus Co., LLC, which sells competitively priced energy and energy services to newly deregulated markets; PP&L Global, Inc., which develops electric generation throughout the United States and around the world and has ownership interests in United Kingdom and Latin American companies that distribute electricity to 2 million customers; Penn Fuel Gas, Inc., which sells and distributes natural gas and propane in Pennsylvania and Maryland; and PP&L Spectrum, Inc., Burns Mechanical, Inc., H. T. Lyons, Inc., McCarl's Inc. and McClure Company, which provide energy management and mechanical contracting and engineering services to businesses.

          See our Internet home page, at www.pplresources.com, for recent news
                                         --------------------
releases and other information about PP&L Resources.

                                               07B2999A1
                                               FINANCIAL

          Certain statements which are contained in this news release are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources and PP&L, Inc. believe that the expectations reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: state and federal regulatory developments; new state or federal legislation; national or regional economic conditions; market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the need for and effect of any business or industry restructuring; PP&L Resources' and PP&L, Inc.'s profitability and liquidity; new accounting requirements or new applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions (including actual results in achieving Year 2000 compliance by PP&L Resources, its subsidiaries and others) and operating costs; performance of new ventures; political, regulatory or economic conditions in foreign countries where PP&L Global makes investments; foreign exchange rates; and PP&L Resources' and PP&L, Inc.'s commitments and liabilities. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PP&L Resources' and PP&L, Inc.'s documents on file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PP&L Resources or PP&L, Inc. to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PP&L Resources and PP&L, Inc. undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.